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                                                                        Exhibit 11.0


                       COMPUTATION OF EARNINGS PER COMMON SHARE

                       (in thousands, except per share amounts)

                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                           1997                 1996
                                                          -------              -------
Primary earnings
   Net Income                                             $ 5,324              $ 3,861
                                                          =======              =======

Shares
   Weighted average number of common
      shares outstanding                                    9,896                9,656
   Assuming conversion of options issued
      and outstanding                                         556                  366
                                                          -------              -------
   Weighted average number of common
      shares outstanding as adjusted                       10,452               10,022
                                                          =======              =======

Primary earnings per common share                           $0.51                $0.39
                                                          =======              =======

Fully diluted earnings<F*>
   Net Income                                             $ 5,324               $3,861
                                                          =======              =======

Shares
   Weighted average number of common
      shares outstanding                                    9,896                9,656
   Assuming conversion of options issued
      and outstanding                                         574                  432
                                                          -------              -------
   Weighted average number of common
      shares outstanding as adjusted                       10,470               10,088
                                                          =======              =======

Fully diluted earnings per common share                     $0.51                $0.38
                                                          =======              =======


<F*>This calculation is submitted in accordance with Securities Exchange Act of
1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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